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                                                                      Exh. 99(L)

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                             NEW YORK, NY 10036-6522

                                 (212) 735-3000

                                                              September 17, 2002

BlackRock Municipal Income Trust II
100 Bellevue Parkway
Wilmington, Delaware 19809

                               Re:   BlackRock Municipal Income Trust II
                                     Registration Statement On Form N-2
                                     -----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to BlackRock Municipal Income Trust II, a business trust created under the Delaware Business Trust Act (the "Trust"), in connection with the public offering by the Trust of up to 2,055 shares of the Trust's Series M7 Preferred Shares of Beneficial Interest, 2,056 shares of the Trust's Series T7 Preferred Shares of Beneficial Interest,2,055 shares of the Trust's Series W7 Preferred Shares of Beneficial Interest and 2,055 shares of the Trust's Series R7 Preferred Shares of Beneficial Interest in each case having liquidation preference $25,000 per share (the "Preferred Shares").

          This opinion is being furnished in accordance with the requirements of
Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933,
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as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended
(the "1940 Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated June 24, 2002, as filed with the Securities and Exchange Commission (the "Commission") on June 24, 2002, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-97607 and 811-21124), as filed with the Commission on August 2, 2002 under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, Pre-Effective Amendment No. 1 thereto, as filed with the Commission on September 13, 2002, and Pre-Effective Amendment No. 2 filed with the Commission on the date hereof, under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into between the Trust, as issuer, BlackRock Advisors, Inc., as investment adviser to the Trust, BlackRock Financial Management, Inc., as investment sub-adviser to the Trust, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Preferred Shares; (v) the Certificate of Trust and Agreement and Declaration of Trust of the Trust, as amended to dated and currently in effect; (vi) the Statement of Preferences setting forth the rights, powers, terms and preferences of the Preferred Shares;
(vii) the By-Laws of the Trust, as currently in effect; (viii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Preferred Shares and related matters and (ix) certain resolutions of the shareholders of the Trust relating to the Agreement and Declaration of Trust. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submit-
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BlackRock Municipal Income Trust II
September 17, 2002
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ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, its directors and officers, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificates representing the Preferred Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

          Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Business Trust Act.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Purchase Agreement has been duly executed and delivered; (iii) certificates representing the Preferred Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Shares and registered by such transfer agent and registrar; and (iv) the Preferred Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Preferred Shares as contemplated by the Purchase Agreement, the issuance and sale of the Preferred Shares will have been duly authorized, and the Preferred Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Agreement and Declaration of Trust).

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our
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BlackRock Municipal Income Trust II
September 17, 2002
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firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP